EXHIBIT 32

CERTIFICATE OF TEDOM CAPITAL, INC.
CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO SECTION 1350
OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE

I, Jason Weilert, the Chief Executive Officer and Chief Financial Officer of Tedom Capital, Inc. (the "Company"), do hereby certify, pursuant to 18 U.S.C. 1350 that, to my knowledge:

(1)    the Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 2010, as filed with the Securities and Exchange Commission (the "Report"), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)    the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: April 9, 2010	/s/ JASON WEILERT Jason Weilert, Chief Executive Officer and Chief Financial Officer